Cincinnati Financial Corporation

Steven J. Johnston, FCAS, MAAA, CFA
President and Chief Executive Officer
NASDAQ OMX 29th Investor Program
December 4, 2012

CINCINNATI FINANCIAL CORPORATION

NASDAQ: CINF

- This presentation contains forward-looking statements that involve risks and uncertainties. Please refer to our various filings with the U.S. Securities and Exchange Commission for factors that could cause results to materially differ from those discussed.
- The forward-looking information in this presentation has been publicly disclosed, most recently on October 25, 2012, and should be considered to be effective only as of that date. Its inclusion in this document is not intended to be an update or reaffirmation of the forward-looking information as of any later date.
- Reconciliations of non-GAAP measures are in our most recent quarterly earnings news release, which is available on the Investors page of our website *www.cinfin.com*

Cincinnati Financial Profile

- 25th largest U.S. property casualty writer (based on 2011 direct written premiums)
  - Rated A+ by A.M. Best
- Increased shareholder dividend for 52 consecutive years
  - A record matched by only 9 other publicly traded companies
- $3.2 billion 2011 premiums through select agencies in 39 states
  - Rank # 1 or # 2 in approximately 75% of agencies appointed more than five years


Life 5%
Excess & Surplus 2%
Personal Lines 24%
Commercial Lines 69%

Value Creation Focus

Three performance drivers


1. Combined ratio below 100%
Value Creation
2. Premium growth vs. industry
3. Investment contribution

Total Shareholder Return



Cumulative return through November 27, 2012
In percent
36.0
13.8
19.0
38.1
16.2
19.0
76.1
33.7
30.9
69.6
69.1
39.0
76.8
51.8
60.0
243.8
152.3
124.2
Since 12/31/11
Since 12/31/2010
Since 12/31/2009
Since12/31/2008
Since 12/31/2001
Since 12/31/96
Cincinnati
S&P 500 Index
S&P P/C Index

Competitive Advantages



Relationships leading to agents' best accounts
Local decision making and claims excellence
Agent-Centered Business Model
Superior financial strength supports stability, confidence

Select Group of Agencies in 39 States

1,401 agency relationships with 1,745 locations
(as of September 30, 2012)


P&C Market Share:
1% and higher
Less than 1%
Inactive states
Headquarters (no branches)

Commercial Top Five = 43%
Ohio, Illinois, Pennsylvania, Indiana, North Carolina

Personal Top Five = 62%
Ohio, Georgia, Indiana, Illinois, Kentucky

Market Share Top Three
Ohio at 4.7%
Indiana at 2.7%
Illinois at 1.4%
Based on 2011 data excluding A&H

Profitability Improvement Initiatives

- Predictive modeling for improved pricing precision
  - In use for major lines, some are in second generation
  - More data for better underwriting and pricing decisions
- Technology is improving efficiency, ease of use
  - Agencies benefit and are more inclined to produce Cincinnati policies
  - Company benefits by processing more business without adding staff
  - More staff in targeted areas, as field staff is up 4% since 2009
    - Overall staff level down 4% since 2009
- Concentrated effort in underperforming areas
  - Workers' compensation past focus is paying off
    - Loss & LAE ratio past 7-quarter average is 30 points lower than year 2010
  - Similar initiatives in progress for property lines
    - Including greater staff specialization, more inspections, deductible options
    - Supplementing improvement from rate actions

Premium Growth Initiatives

- New agency appointments
  - 2012 target: 130 appointments; 2011 actual: 133 appointments
  - Benefits realized over time as relationships mature and our share of total agency premium volume increases
- Expansion of marketing capabilities
  - Target Markets programs provide focused support to agencies
  - Additional field marketing representatives providing service, expertise
- Past geographic & product line expansion benefits current growth
  - New states since 2008: Texas, Colorado, Wyoming, Connecticut, Oregon
  - Personal lines expansion into seven states during 2008-2009
  - Started marketing surplus lines products beginning early 2008

Steadily Increase Share of Agency Business

Market share per agency reporting location by year appointed



17.7%
8.5%
4.3%
1.2%
1 year or less
2-5 years
6-10 years
10 years or more

Based on 2011 standard market property casualty agency written premiums
(Excludes excess and surplus lines)



Cincinnati Financial Corporation

Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President and Treasurer

NASDAQ OMX 29th Investor Program

December 4, 2012

CINCINNATI FINANCIAL CORPORATION

Combined Ratio Reflects Improving Underwriting Profitability Trends

- **All combined ratios in the graph below exclude the effects of catastrophe losses**
- **2011 ratios also exclude the effects of $42 million reinsurance reinstatement premium**


105%
100%
95%
90%
85%
80%
75%
70%
96.7%
94.8%
88.8%
Year 2010
Year 2011
YTD 9-12

Investment Portfolio

Invest for income and capital appreciation



$12.5 billion fair value at September 30, 2012
Tax-Exempt Fixed Maturities $2.954
Common Equities $3.210
Taxable Fixed Maturities $6.162
Preferred Equities $0.139

- Investment income grew 1% YTD 9-30-12 and full-year 2011(pre-tax)
- Portfolio composition helps mitigate anticipated effects of inflation, rising rates
- Diversified equity portfolio had 6% compound annual return in 2011 (S&P 500 = 2%)
- Diversified bond portfolio has laddered maturity structure, A2/A average rating

Increase Value for Shareholders

Measured by Value Creation Ratio (VCR)



Target for the period 2010-2014: Annual VCR averaging 12% to 15%
30%
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
-25%
19.7%
6.0%
10.1%
(23.5%)
2007
2008
2009
2010
2011
YTD 9-12
VCR - Investment Income & Other
VCR - P&C Underwriting
VCR - Bond Portfolio Gains
VCR - Equity Portfolio Gains
Total CINF Shareholder Return (TSR)

Why Invest in Cincinnati Financial

- Potential for stock price appreciation based on long-term potential growth of earnings and book value
- Clear strategy for profitable growth, proven record of execution
- History of increasing dividend, attractive current yield
- Solid capital position, high quality balance sheet